UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2021 (July 21, 2021)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1407 Broadway, 38th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standards; Transfer of Listing.

As previously disclosed on May 25, 2021, Sequential Brands Group, Inc. (“Sequential” or the “Company”) received a letter (the “Letter”) from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that as a result of not having timely filed its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Form 10-Q”) that the Company was not in compliance with the requirements of Nasdaq Listing Rule 5250(c)(1).

The Letter states that the Company is required to submit a plan to regain compliance with Rule 5250(c)(1) by July 26, 2021. Per discussions with the Board of Directors (the “Board”) and other parties, the Company plans on filing an amendment for the Form 10-Q for the quarter ended September 30, 2020 and Form 10-K for the year ended December 31, 2020, as described in more detail in Item 4.02 below. Once the amendments are filed, then the Company will file the Form 10-Q for the period ended March 31, 2021. The Company believes that as a result of these filings, it will again be in compliance with Rule 5250(c)(1).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 21, 2021, the Board, following discussions with management, determined that its audited financial statements for the year ended December 31, 2020 as included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2021 (the “Original 10-K”) and its unaudited condensed consolidated financial statements for the quarter ended September 30, 2020 filed with the SEC on November 16, 2020 (the “Original 10-Q”) require restatement to correct the classification of its outstanding debt as current. Given this need for restatement, the Original 10-K and Original 10-Q should no longer be relied upon.

Similarly, CohnReznick’s report on the effectiveness of internal control over financial reporting for the year ended December 31, 2020, management’s reports on the effectiveness of internal control over financial reporting, related press releases, earnings releases and investor communications describing the Company’s financial statements for that period should no longer be relied upon.

The determination of the Board to restate the above-referenced financial statements was based upon the requirement to reclassify all of its debt from non-current to current in its consolidated balance sheets that was identified by management during the course of preparing the Company’s financial statements for the quarter ended March 31, 2021. As previously disclosed in its Form 8-K dated June 21, 2021, the Company entered into a waiver (the “Waiver”) under its Third Amended and Restated First Lien Credit Agreement, dated as of July 1, 2016 (as amended, restated or otherwise modified from time to time, the “Amended BOA Credit Agreement”), with Bank of America, N.A. (“BoA”), as administrative agent and collateral agent, and the lenders party thereto. Due to the Waiver, management reassessed its existing waivers with Wilmington Trust, National Association and the required lenders under its Third Amended and Restated Credit Agreement, dated as of July 1, 2016 along with its balance sheet classification of debt for the quarter ended September 30, 2020 and the year ended December 31, 2020. Sequential determined that all non-current debt at September 30, 2020 and December 31, 2020 should be reclassified to current. Following the filing of this Current Report on Form 8-K and no later than August 6, 2021, the Company will file an Amendment No. 1 to both its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (the “Form 10-Q/A”), and its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K/A”). The Form 10-Q/A and Form 10-K/A will contain restatements of the Company’s consolidated financial statements for the quarter ended September 30, 2020 and the year ended December 31, 2020, respectively, along with additional data regarding these restatements.

Management has considered the effect of the error on the Company’s prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures as of the end of each of the applicable periods. As a result of the error, management has determined that a material weakness existed in the Company’s internal control over financial reporting as of the end of each of the affected periods. Accordingly, the Company’s principal executive officer has concluded that the Company’s disclosure controls and procedures were not effective at the reasonable assurance level as of the end of each of the effective periods. The Company has begun reviewing its process for determining the classification of debt and is formulating the corrective action to remediate. The Company plans to include appropriate updates on status of remediation in its future filings.

The Company’s principal executive officer has discussed the matters disclosed in this Item 4.02 with the Company’s Board and independent auditor, CohnReznick LLP.

Existing Waivers

As previously disclosed, there are ongoing defaults under the Third Amended and Restated First Lien Credit Agreement and the Third Amended and Restated Credit Agreement, both dated as of July 1, 2016 (collectively the “Credit Agreements”) with Bank of America, N.A., as administrative agent and collateral agent and Wilmington Trust, National Association as administrative agent and collateral agent, respectively. The lenders under the Credit Agreements have provided a waiver of such defaults through August 10, 2021. We have disclosed certain uncertainties and risks applicable to us in our previous Form 8-K filed on July 2, 2021 and July 8, 2021. The disclosure in this Form 8-K should be read in conjunction with such information. It is uncertain whether the Company will be able to comply with the covenants under the Credit Agreements going forward, and the Company is not currently forecasted to be able to comply, in the next twelve months, with certain of the financial covenants under the Credit Agreements. The Company cannot assure you that its lenders would be willing to negotiate further changes to its financial covenants when necessary and the Company cannot obtain further waivers of the defaults under the Credit Agreements without the consent of the respective lenders thereunder. If the Company is unable to obtain additional waivers of ongoing defaults, or otherwise is unable to comply with its debt arrangements, the obligations under the indebtedness may be accelerated. If an acceleration were to occur, the Company does not have sufficient liquidity to satisfy the loan, and the Company would potentially need to seek protection under the federal bankruptcy code.

As a result of the risk of non-compliance with the covenants and uncertainty of further waiver extensions under the Credit Agreements, management has determined that as of the date of this filing there continues to be a material uncertainty that casts substantial doubt with respect to the ability of the Company to continue as a going concern.

Our Board of Directors is continuing to evaluate strategic alternatives, including refinancing all or a portion of our debt and/or the divestiture of one or more existing brands or a sale of the Company, which divestiture or sale may occur pursuant to a case under the federal bankruptcy code. However, we cannot assure you that any such divestiture or sale efforts will be successful or that such efforts will yield the overall best price for such assets, particularly if such events occurred through a restructuring or bankruptcy filing. Any sale of assets may represent a triggering event requiring that we evaluate the carrying value of such assets for impairment purposes, which impairments may be material.

Item 8.01. Other Events.

Our operations and financial results are subject to various risks and uncertainties that could adversely affect our business, financial condition, results of operations, cash flows, prospects and/or trading price of our common stock. In evaluating our business and an investment in our securities, you should consider the risk factors set forth in our previous Form 8-K filed on July 2, 2021.  Although the risks and uncertainties in those filings are those that we consider significant, material risks and uncertainties that are not presently known to us may also adversely affect our business, financial condition or results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: July 26, 2021	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer